Exhibit 10.2


                                                                 Execution Copy

                            EXCHANGE RIGHTS AGREEMENT

         This EXCHANGE RIGHTS AGREEMENT (this "Agreement"), is entered into as of August 15, 2006, by and among ARCap Investors, L.L.C., a Delaware limited liability company (the "Company"), CM ARCap Investors LLC, a Delaware limited liability company ("CM ARCap Investors"), Leonard W. Cotton and James L. Duggins (collectively, the "SCI Members").

                                R E C I T A L S:

         WHEREAS, the Company was formed under the Delaware Limited Liability Company Act (6 Del. C. ss. 18-101, et seq.) (as amended from time to time, the "Act"), by the filing of a Certificate of Formation with the Delaware Secretary of State on January 13, 1999 (as amended from time to time, the "Certificate") and is governed by the Second Amended and Restated Limited Liability Company Agreement of the Company dated as of August 15, 2006 (as it may be further amended from time to time, the "Operating Agreement");

         WHEREAS, pursuant to (i) the Operating Agreement and (ii) that certain Securities Purchase Agreement (the "SPA"), dated as of August 15, 2006, by and among the Sellers (as defined therein), the Sellers' Representative (as defined therein), the Company, CharterMac, a Delaware statutory trust ("CharterMac") and the Purchasers (as defined therein), the SCI Members agreed to retain their limited liability company interests in the Company ("Common Units") which would be re-designated pursuant to the Operating Agreement as special common interests ("Special Common Interests");

         WHEREAS, the Company has agreed to provide the SCI Members with certain rights to exchange all or a portion of their Special Common Interests for cash or, at the election of CM ARCap Investors, for common shares of beneficial interest (the "CharterMac Common Shares") of CharterMac; and


         WHEREAS, CharterMac has agreed to reserve the number of CharterMac Common Shares necessary to permit the exercise of the Exchange Right (as defined below).

         NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, do hereby agree as follows:

                                    ARTICLE 1
                                  DEFINED TERMS

         The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement:

         "Assignee" means a Person to whom one or more Special Common Interests have been transferred in a manner permitted under the Operating Agreement, but who has not become a Substituted SCI Member (as defined in the Operating Agreement) in accordance therewith.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

         "Cash Amount" means an amount of cash equal to the Value on the Valuation Date of the Common Share Amount.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Share Amount" means that number of CharterMac Common Shares equal to the sum of (i) the product of the number of Special Common Interests offered for exchange by an Exchanging Member, multiplied by the Exchange Factor as of the Valuation Date and (ii) the result obtained by dividing the amount of any then accrued but unpaid distributions per Special Common Interest (other than the current accrued but unpaid distributions, if any, for the quarterly period in which the Specified Exchange Date occurs), plus interest on the amount of each such unpaid distribution from the date as of which it was to be paid at the rate per annum equal to the Prime Rate (as defined herein) by the Value on the Valuation Date, provided, that in the event CharterMac issues to all holders of CharterMac Common Shares rights, options, warrants or convertible or exchangeable securities entitling the stockholders to subscribe for or purchase CharterMac Common Shares, distributes to all holders of CharterMac Common Shares any other securities or property or becomes entitled to other securities and property under Section 2.1.E. (collectively, the "rights"), then the Common Share Amount shall also include such rights that a holder of that number of CharterMac Common Shares would be or since the date hereof would have been entitled to receive.

         "Exchange Factor" means 1.0; provided, that in the event that CharterMac (i) pays a dividend on its outstanding CharterMac Common Shares in CharterMac Common Shares or makes a distribution to all holders of its outstanding CharterMac Common Shares in CharterMac Common Shares; (ii) subdivides its outstanding CharterMac Common Shares; or (iii) combines its outstanding CharterMac Common Shares into a smaller number of CharterMac Common Shares (collectively, an "Exchange Factor Event"), the Exchange Factor shall be adjusted by multiplying the Exchange Factor then in effect by a fraction, the numerator of which shall be the number of CharterMac Common Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination assuming for such purpose that such dividend, distribution, subdivision or combination has occurred as of such time, and the denominator of which shall be the actual number of CharterMac Common Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Exchange Factor shall become effective immediately after the effective date of such Exchange Factor Event with all such adjustments being reflected in the final Exchange Factor as of the Valuation Date.

         "Exchange Right" has the meaning set forth in Section 2.1 hereof.

         "Exchanging Member" has the meaning set forth in Section 2.1 hereof.

         "Notice of Exchange" means the Notice of Exchange substantially in the form of Exhibit A to this Agreement.

         "Notice of Surrender" means the Notice of Surrender substantially in the form of Exhibit B to this Agreement.

         "Person" means an individual, partnership, limited partnership, limited liability company, corporation, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

         "Prime Rate" means a rate of interest equal to the rate per annum announced by The Wall Street Journal from time to time as the Prime Rate or equivalent with any change in such rate resulting from a change in such corporate base or equivalent rate to be effective on the date of such change.

         "Registration Rights Agreement" has the meaning set forth in Section 3.3(i)(v).

         "SCI Member(s)" means each Person named as an SCI Member in Schedule A, as such Schedule may be amended from time to time, including any Substituted SCI Member, in such Person's capacity as a member of the Company.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor act.

         "Specified Exchange Date" means the third (3rd) Business Day after receipt by the Company and CM ARCap Investors of a Notice of Exchange.

         "Valuation Date" means the date of receipt by the Company and CM ARCap Investors of a Notice of Exchange or, if such date is not a Business Day, the first Business Day thereafter.

         "Value" means, with respect to a Valuation Date, the average of the closing market price of CharterMac Common Shares for the five (5) consecutive trading days immediately preceding such Valuation Date. The closing market price for each such trading day shall be: (i) if the CharterMac Common Shares are listed or admitted to trading on the New York Stock Exchange, the American Stock Exchange, any national securities exchange or the Nasdaq Stock Market, the closing price on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day; (ii) if the CharterMac Common Shares are not listed or admitted to trading on the New York Stock Exchange, the American Stock Exchange, any national securities exchange or the Nasdaq Stock Market, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by CharterMac; or
(iii) if the CharterMac Common Shares are not listed or admitted to trading on the New York Stock Exchange, the American Stock Exchange, any national securities exchange or the Nasdaq Stock Market and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by CharterMac, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than five (5) days prior to the date in question) for which prices have been so reported; provided, that if (i) there are no bid and asked prices reported during the five (5) days prior to the date in question or (ii) the Common Share Amount includes rights that a holder of Common Shares would be or since the date hereof would have been entitled to receive, then in either case the Company and the SCI Members shall together within ten (10) Business Days thereafter appoint a third party appraiser mutually acceptable to each party to appraise the Value of the CharterMac Common Shares, whose decision with respect to such Value shall be final and binding.

                                    ARTICLE 2
                                 EXCHANGE RIGHT

         Section 2.1. Exchange Right.

         A. Subject to Sections 2.1.B, 2.1.C, 2.1.D and 2.1.F hereof, and subject to any limitations under applicable law, the Company hereby grants to each SCI Member and each SCI Member hereby accepts the right (the "Exchange Right"), exercisable with respect to the Special Common Interests to exchange on a Specified Exchange Date all or a portion of the Special Common Interests acquired pursuant to the Operating Agreement and the SPA held by such SCI Member at an exchange price in cash equal to the Cash Amount. The Exchange Right shall be exercised pursuant to a Notice of Exchange delivered to the Company, with a copy delivered to CM ARCap Investors, by the SCI Member who is exercising the Exchange Right (the "Exchanging Member"); provided, however, that CM ARCap Investors, on behalf of the Company, may elect, after a Notice of Exchange is delivered, to satisfy the Exchange Right which is the subject of such notice in accordance with Section 2.1.B. An SCI Member may not exercise the Exchange Right for less than one thousand (1,000) Special Common Interests unless such SCI Member holds less than one thousand (1,000) Special Common Interests, in which event the SCI Member must exercise the Exchange Right for all of the Special Common Interests held by such SCI Member. Any Assignee of an SCI Member may exercise the rights of such SCI Member pursuant to this Section 2.1, and such SCI Member shall be deemed to have assigned such rights to such Assignee insofar as it relates to the Special Common Interests assigned and shall be bound by the exercise of such rights by such Assignee. In connection with any exercise of such rights by an Assignee on behalf of an SCI Member, the Assignee shall be


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


deemed to be the Exchanging Member for purposes of this Agreement and the Cash Amount or the Common Share Amount, as the case may be, shall be satisfied by the Company or CM ARCap Investors, as the case may be, directly to such Assignee and not to such SCI Member.

         B. Notwithstanding the provisions of Section 2.1.A, CM ARCap Investors LLC may, in its sole and absolute discretion, elect to satisfy an Exchanging Member's Exchange Right by exchanging CharterMac Common Shares and rights equal to the Common Share Amount on the Specified Exchange Date for the Special Common Interests offered for exchange by the Exchanging Member. In the event CM ARCap Investors LLC shall elect to satisfy, on behalf of the Company, an Exchanging Member's Exchange Right by exchanging CharterMac Common Shares and rights for the Special Common Interests offered for exchange, (i) CM ARCap Investors LLC hereby agrees to notify the Exchanging Member within two (2) Business Days after the receipt by CM ARCap Investors LLC of such Notice of Exchange, (ii) each Exchanging Member shall execute such documents and instruments as CM ARCap Investors LLC and CharterMac may reasonably require in connection with the issuance of the CharterMac Common Shares upon exercise of the Exchange Right and
(iii) CM ARCap Investors LLC shall deliver on the Specified Exchange Date to such Exchanging Member share certificates representing fully paid and non-assessable shares and such other certificates or instruments as may be required in respect of rights, in the aggregate representing such number of CharterMac Common Shares and rights equal to the Common Share Amount. If CM ARCap Investors LLC makes such an election, CharterMac shall timely issue and deliver to CM ARCap Investors LLC such CharterMac Common Shares to be delivered to the Exchanging Member. To the extent that any Special Common Interests exchanged pursuant to the Exchange Right are, at the time of such exchange, subject to restrictions on transfer under the Securities Act, all CharterMac Common Shares issued in exchange for such Special Common Interests shall remain subject to the same restrictions on transfer under the Securities Act for the remaining term of such restrictions, and the certificate(s) representing such CharterMac Common Shares shall bear an appropriate legend reflecting such restrictions under the Securities Act.

         C. Any Cash Amount to be paid to an Exchanging Member shall be paid on the Specified Exchange Date.

         D. Any exchange of Special Common Interests pursuant to this Article 2 shall be deemed to have occurred as of the Specified Exchange Date for all purposes, including without limitation the payment of distributions or dividends in respect of Special Common Interests or CharterMac Common Shares, as applicable. Any Special Common Interests acquired by CM ARCap Investors LLC pursuant to an exercise by any SCI Member of an Exchange Right shall be cancelled. CM ARCap Investors LLC shall amend the Operating Agreement to reflect each such exchange and cancellation of Special Common Interests and each corresponding recalculation of the Special Common Interests of the SCI Members.

         E. In case there occurs any reclassification or change of the outstanding CharterMac Common Shares of CharterMac or any reorganization of CharterMac (or any other corporation the stock or securities of which are at the time receivable upon the exercise of the

Exchange Right), including any issuance of securities other than CharterMac Common Shares or payment of other property as a distribution with respect to the CharterMac Common Shares and including pursuant to a merger or consolidation, on or after the date hereof, then and in each such case the SCI Member, upon the exercise of the Exchange Right at any time after the consummation of such reclassification, change, or reorganization shall, if CM ARCap Investors LLC makes an election to satisfy an Exchanging Member's Exchange Right in the manner set forth in Section 2.1.B, be entitled to receive, in lieu of the stock or other securities and property (including cash) receivable upon the exercise of the Exchange Right prior to such consummation, the stock or other securities or property (including cash) to which such SCI Member would have been entitled upon such consummation if such SCI Member had exercised the Exchange Right immediately prior thereto, or if CM ARCap Investors LLC satisfies the Exchange Right in cash, the value thereof, all subject to further adjustment pursuant to the provisions of this subsection E.

         F. Upon receipt of a Notice of Exchange, the Company shall, if CharterMac then is contemplating exercising its right pursuant to Section 2(a) of the Registration Rights Agreement to not file a Registration Statement or not keep a Registration Statement effective because additional disclosure would be required, notify the SCI Members and grant them the opportunity, prior to consummating the exchange pursuant to such Notice of Exchange, to rescind such Notice of Exchange.

                                    ARTICLE 3
                                OTHER PROVISIONS

         Section 3.1. Covenants of CharterMac and CM ARCap Investors LLC

         A. At all times during the pendency of the Exchange Right, CharterMac shall reserve for issuance such number of CharterMac Common Shares as may be necessary to enable the issuance of such shares in full payment of the Common Share Amount in regard to all Special Common Interests held by SCI Members which are from time to time outstanding. CharterMac shall use its commercially reasonable efforts, at CharterMac's expense, to list (on the New York Stock Exchange or any other exchange on which the CharterMac Common Shares are then listed) CharterMac Common Shares when issued pursuant to this Agreement.

         B. During the pendency of the Exchange Right, CharterMac shall deliver to the SCI Members in a timely manner all reports filed by CharterMac with the SEC to the extent CharterMac also transmits such reports to its shareholders and all other communications transmitted from time to time by CharterMac to its shareholders generally.

         C. The Company shall notify each SCI Member, upon request, of the then current Exchange Factor and such notice will include a reasonable explanation of the Exchange Factor calculation to be applied at such time.

         Section 3.2. Fractional Shares. No fractional CharterMac Common Shares shall be issued upon exchange of Special Common Interests. The number of full CharterMac


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


Common Shares which shall be issuable upon exchange of Special Common Interests (or the cash equivalent amount thereof if the Cash Amount is paid) shall be computed on the basis of the aggregate amount of Special Common Interests so surrendered. Instead of any fractional CharterMac Common Shares which would otherwise be issuable upon exchange of any Special Common Interests, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the Cash Amount of a Special Common Interest multiplied by such fraction.

         Section 3.3 Investment Representations and Warranties. By delivering a Notice of Exchange, each Exchanging Member will make the representations, warranties and certifications set forth in the Notice of Exchange and will be deemed to represent and warrant to CharterMac, CM ARCap Investors LLC and the Company that such Exchanging Member is aware of CM ARCap Investors LLC's option to exchange such Exchanging Member's Special Common Interests for CharterMac Common Shares pursuant to Section 2.1.B hereof and that:

          (a) Such Exchanging Member has received and reviewed copies of all reports and other filings (the "SEC Reports"), including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, made by CharterMac with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as the Exchanging Member has deemed relevant in connection with the exercise of the Exchange Right and understands the risks of, and other considerations relating to, an investment in CharterMac Common Shares.

          (b) Such Exchanging Member, by reason of its business and financial experience, together with the business and financial experience of those Persons, if any, retained by it to represent or advise it with respect to its investment in CharterMac Common Shares,

               (i) has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of, and of making an informed investment decision with respect to, an investment in CharterMac Common Shares;

               (ii) is capable of protecting its own interest or has engaged representatives or advisors to assist it in protecting its interests; and

               (iii) is capable of bearing the economic risk of such investment.

          (c) Such Exchanging Member is an "accredited investor" as defined in Rule 501 of the regulations promulgated under the Securities Act; provided, however, that if such Exchanging Member notifies the Company that it is not an "accredited investor" at the time it delivers a Notice of Exchange, the Company shall either pay the Cash Amount or, at its expense, cause the registration of the issuance of the CharterMac Common Shares to such Exchanging Member in the amount of the Common Share Amount payable to such Exchanging Member.

          (d) If such Exchanging Member has retained or retains a Person to represent or advise it with respect to its investment in CharterMac Common Shares, such Exchanging Member will advise CM ARCap Investors LLC and CharterMac of such retention and, at CM ARCap Investors LLC's or CharterMac's request, such Exchanging Member shall, prior to or at delivery of the CharterMac Common Shares hereunder,

               (i)  acknowledge in writing such representation; and

               (ii) cause such representative or advisor to deliver a
                    certificate to CM ARCap Investors LLC and CharterMac containing such representations as may be reasonably requested by CM ARCap Investors LLC and CharterMac.

          (e) Such Exchanging Member understands that an investment in CharterMac involves substantial risks.

          (f) Such Exchanging Member has been given the opportunity to make a thorough investigation of the activities of CharterMac and has been furnished with materials relating to CharterMac and its activities, including, without limitation, the SEC Reports which it has requested.

          (g) Such Exchanging Member has relied and is making its investment decision based upon the SEC Reports and other written information provided to the Exchanging Member by or on behalf of CharterMac and, where applicable, such Exchanging Member's position as a director or executive officer of the Company or CM ARCap Investors LLC.

          (h) The CharterMac Common Shares to be issued to such Exchanging Member hereunder will be acquired by such Exchanging Member for its own account, for investment only and not with a view to, or with any intention of, a distribution in violation of the Securities Act.

          (i) Such Exchanging Member was not formed for the specific purpose of acquiring an interest in CharterMac.

          (j)  Such Exchanging Member acknowledges that:

               (i) the CharterMac Common Shares to be issued to such Exchanging Member hereunder have not been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, the certificates representing such CharterMac Common Shares will bear a legend to such effect, unless the CharterMac Common Shares are subsequently registered in accordance with
                    Section 3.3(j)(v);

               (ii) CharterMac's and the Company's reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of such Exchanging Member contained herein;

               (iii) the CharterMac Common Shares to be issued to such
                    Exchanging Member hereunder may not be resold or otherwise distributed unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available;

               (iv) there may be no market for unregistered CharterMac Common
                    Shares; and

               (v) CharterMac has no obligation or intention to register such CharterMac Common Shares under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except as may be provided in the Registration Rights Agreement entered into by CharterMac and the Exchanging Members (the "Registration Rights Agreement").

          (k) Such Exchanging Member acknowledges that because of the restrictions on transfer or assignment of such CharterMac Common Shares to be issued hereunder, such Exchanging Member may have to bear the economic risk of its investment in CharterMac Common Shares issued hereunder for an indefinite period of time, although the holder of any such CharterMac Common Shares will be afforded certain rights to have such CharterMac Common Shares registered under the Securities Act and applicable state securities laws pursuant to the Registration Rights Agreement.

          (l) The address set forth under such Exchanging Member's name in the Notice of Exchange is the address of the Exchanging Member's principal place of business or, if a natural person, the address of the Exchanging Member's


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


               residence, and such Exchanging Member has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such principal place of business or residence is situated.

         Section 3.4. Indemnification. Each Exchanging Member shall indemnify and hold harmless CharterMac, CM ARCap Investors LLC and the Company, and their respective officers, directors, trustees, managers and employees, from and against any and all losses, claims, judgments, amounts paid in settlement, damages, liabilities and expenses (joint or several), including attorneys' fees and disbursements and expenses of investigation, incurred by any such party pursuant to any actual or threatened action, suit, proceeding or investigation in any way arising out of relating to any inaccuracy of any of the representations, warranties or certifications made by such Exchanging Member pursuant to the provisions of Section 3.3 or an applicable Notice of Exchange.

                                    ARTICLE 4
                               GENERAL PROVISIONS

         Section 4.1. Taxable Transaction

          (a) The exercise of the Exchange Right provided under this Agreement by any SCI Member shall be treated and reported as a taxable transaction.

          (b) Each SCI Member and its Assignees hereby authorizes the Company or CM ARCap Investors LLC to (x) pay using distributions under the Operating Agreement that would otherwise be made to the SCI Member or (y) withhold from such SCI Member, any amount of federal, state, local, or foreign taxes that the Company or CM ARCap Investors LLC determines that the Company or CM ARCap Investors LLC is required to pay or withhold with respect to any amount distributable or allocable to such SCI Member as a result of the SCI Member's exercise of the Exchange Right pursuant to this Agreement, including, without limitation, any taxes required to be withheld by the Company or CM ARCap Investors LLC pursuant to Sections 1441, 1442, 1445, or 1446 of the Code, and that any taxes so paid or withheld will reduce the cash or CharterMac Common Shares to which an Exchanging Member is entitled. Prior to withholding, the Company or CM ARCap Investors LLC, as the case may be, shall endeavor to (i) provide reasonable advance notice to the SCI Members, which shall provide the basis for withholding and (ii) if requested, discuss the need to withhold with the SCI Members. The Company or CM ARCap Investors LLC, as the case may be, shall permit an SCI Member who is subject to withholding to contest the obligation to withhold at its own expense.


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


         Section 4.2 Notices.

         All notices and other communications given or made pursuant hereto shall be in writing and delivered by hand or sent by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized overnight air courier service and shall be deemed to have been duly given or made as of the date delivered if delivered personally, or if mailed, on the third business day after mailing (on the first business day after mailing in the case of a nationally recognized overnight air courier service) to the Company, CharterMac, CM ARCap Investors LLC, an SCI Member or Assignee, as the case may be, (i) at the address listed on Schedule A, with respect to an SCI Member, (ii) at the address listed on the records of the Company with respect to an Assignee, and (iii) at 625 Madison Avenue, New York, New York 10022, Attn: President, with respect to the Company, CharterMac or CM ARCap Investors LLC. Any party may by notice given in accordance with this Section 4.2 to the other parties designate another address or person for receipt of notices hereunder.

         Section 4.3. Amendment and Modification.

         This Agreement may be modified, amended or supplemented only by an instrument in writing signed by all of the parties hereto.

         Section 4.4. Waiver of Compliance; Consents.

         Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such a waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 4.4.

         Section 4.5. Governing Law.

         This Agreement shall be governed by the laws of the State of New York without regard to the conflict of laws principles thereof.

         Section 4.6. Severability.

         The invalidity or unenforceability of any provisions of this Agreement in any such jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.


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


Upon such determination that any provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby and thereby are fulfilled to the extent possible.

         Section 4.7. Counterparts.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 4.8. Section Headings.

         The section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. All references in this Agreement to Sections are to sections of this Agreement, unless otherwise indicated.

         Section 4.9. Entire Agreement.

         This Agreement, together with the Operating Agreement, the SPA and the Registration Rights Agreement, embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, inducements, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein. This Agreement, the Operating Agreement, the SPA and the Registration Rights Agreement supersede all prior written or oral agreements and understandings between the parties with respect to the transactions contemplated hereby and thereby.

         Section 4.10. No Third-Party Beneficiaries.

         This Agreement shall be binding upon and inure to the benefit of each party hereto and their respective representatives, heirs, successors and permitted assigns, including without limitation and without need for express assignment, any substituted SCI Member and any Assignee. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit, claim or remedy of any nature whatsoever under or by reason of this Agreement.

         Section 4.11. Interpretation.

          (a) The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties


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


               and no presumptions or burden of proof will arise favoring or disfavoring any party by virtue of authorship of any provisions of this Agreement.

          (b) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

          (c) The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

         Section 4.12. Further Assurances.

         Each of the parties shall use reasonable efforts to execute and deliver to any other party such additional documents and take such other action, as any other party may reasonably request, to carry out the intent of this Agreement and the transactions contemplated hereby.

         Section 4.13. Specific Performance.

         The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.


                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties have executed this Exchange Rights Agreement as of the date first written above.


                              ARCAP INVESTORS, L.L.C.

                              By: CM ARCap Investors LLC, its Managing Member


                              By:  /s/ Marc D. Schnitzer
                                  --------------------------------------
                                  Name: Marc D. Schnitzer
                                  Title: Chief Executive Officer and President


                              CM ARCAP INVESTORS LLC


                              By:  /s/ Marc D. Schnitzer
                                  --------------------------------------
                                  Name: Marc D. Schnitzer
                                  Title: Chief Executive Officer and President



                              SCI MEMBERS:

                              /s/ Leonard W. Cotton
                              ------------------------------------------
                              LEONARD W. COTTON

                              /s/ James L. Duggins
                              ------------------------------------------
                              JAMES L. DUGGINS




                 [SIGNATURE PAGE TO EXCHANGE RIGHTS AGREEMENT]

         By its signature below, CharterMac is executing this Agreement solely for the purposes of confirming its obligations pursuant to Sections 2.1.B, 3.1.A, 3.1.B and 3.1.D.

                              CHARTERMAC


                              By: /s/ Marc D. Schnitzer
                                 ---------------------------------------
                                 Name: Marc D. Schnitzer
                                 Title: Chief Executive Officer and President









                 [SIGNATURE PAGE TO EXCHANGE RIGHTS AGREEMENT]